SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2004

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Swanson Road, Boxborough, MA	01719
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 263-8000

N/A

(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

Cytyc Corporation issued a press release on March 15, 2004 to announce that it intends to offer, subject to market and other conditions, $220 million aggregate principal amount of convertible senior notes due 2024, and to grant an option for up to an additional $30 million aggregate principal amount of the notes, in a private placement to qualified institutional buyers pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended. Other information relating to the convertible senior notes is contained in the press release, a copy of which is being furnished as Exhibit 99.1 to this Form 8-K and is attached hereto.

The information in this Current Report, including the Exhibit attached hereto, is being furnished pursuant to Item 9 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By: /s/ Patrick J. Sullivan

        Patrick J. Sullivan

        Chairman, Chief Executive Officer,

        and President

Date: March 15, 2004